UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2019

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07          Submission of Matters to a Vote of Security Holders

On May 22, 2019, the Company held its 2019 Annual Meeting of Shareholders, at which meeting 30,640,287 of the 35,192,540 shares outstanding and entitled to vote as of the March 25, 2019 record date were present and voted in person or by proxy. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in detail in the Company's Proxy Statement dated as of, and filed with the Securities and Exchange Commission, on April 19, 2019. Each of proposals 1, 2, and 3 were approved by the Company’s shareholders. The voting results are as follows:

Proposal 1, Election to the Company’s Board of Directors for a three-year term expiring at the Annual Meeting of Shareholders to be held in 2022:

Nominee	For	Withheld	Broker Non-Votes
Richard F. Dauch	22,351,748	1,170,303	7,118,236
Ronald E.	22,877,911	644,140	7,118,236
James A. Sharman	19,226,848	4,295,203	7,118,236

Proposal 2, Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

For	Against	Abstain
30,056,832	494,103	89,352

Proposal 3, Advisory vote on the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
21,463,787	1,554,918	503,346	7,118,236

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: May 28, 2019	/s/ Ryan L. Roney
By: Ryan L. Roney
Its: Chief Legal Officer and Corporate Secretary